For Immediate Release

U.S. ENERGY CORP. ENTERS INTO SECOND EAGLE FORD PARTICIPATION AGREEMENT WITH CRIMSON EXPLORATION INC.

RIVERTON, Wyoming – June 30, 2011 – U.S. Energy Corp. (NASDAQ Capital Market: (“USEG”) (“USE” or the “Company”), announced today that it has entered into a second participation agreement with Crimson Exploration Inc. (NASDAQ: CXPO) (“Crimson”) to acquire an interest in an Eagle Ford oil prospect and associated leases located in Zavala and Dimmit Counties, Texas.

Under the terms of the agreement, USE will acquire 30% of Crimson’s working interest (~23% net revenue interest) in approximately 7,186 acres (2,156 acres net to USE).  All of the leases are currently held by production and produce approximately 200 gross BOE/D (46 net BOE/D) from the Austin Chalk formation.  It is estimated that under current spacing there is a potential for up to 44 gross (13.5 net) drilling locations on the acreage.  All drilling and leasing on this prospect will be on a heads up basis.  This acquisition brings USE’s total acreage in the Eagle Ford to approximately 11,861 gross acres (3,558.5 acres net to USE) with the potential for up to 70 gross and 21.3 net Eagle Ford drilling locations.  The prospect also has additional Austin Chalk and Buda formation production potential.  For competitive reasons, the financial terms of the transaction will not be disclosed at this time.

The prospect is in the Eagle Ford shale oil window in Zavala and Dimmit Counties, Texas.  Crimson will operate and tentatively plans to spud the first horizontal well in the prospect in October 2011.  The well is planned to be drilled to a total drilling depth of 12,500 feet (~6,000 ft. vertical, ~6,500 ft. horizontal), and to be completed with 15 to 20 fracture stimulation stages.

“We are pleased to announce another oil venture with Crimson Exploration.  These assets complement our existing Leona River acreage and provide both U.S. Energy and Crimson with a potential multi-year drilling inventory in the Eagle Ford oil window,” stated Keith Larsen, CEO of U.S. Energy Corp.  “We look forward to drilling our first well on this acreage in the near future and to continue seeking additional Eagle Ford opportunities with Crimson as well,” he added.

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Press Release
June 30, 2011

About U.S. Energy Corp.

U.S. Energy Corp. is a natural resource exploration and development company with a primary focus on the exploration and development of its oil and gas assets.  The Company also owns the Mount Emmons molybdenum deposit located in west central Colorado.  The Company is headquartered in Riverton, Wyoming and trades on the NASDAQ Capital Market under the symbol “USEG”.

Forward-Looking Statements

This news release includes statements which may constitute "forward-looking" statements, usually containing the words "believe," "estimate," "project," "expect," "target," "goal," or similar expressions.  Forward-looking statements in this release relate to, among other things, USE's drilling of wells with industry partners, its ownership interests in those wells and their expected drilling and completion costs, anticipated spud and completion dates, oil and natural gas resource targets or goals for the wells, and estimated production rates.  There is no assurance that any of the wells (referenced in this press release) will be productive or economic.  These statements are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements.  Factors that would cause or contribute to such differences include, but are not limited to, future trends in commodity and/or mineral prices, the availability of capital, competitive factors, and other risks described in the Company's filings with the SEC (including, without limitation, the Form 10-K for the year ended December 31, 2010 and the Form 10-Q for the period ended March 31, 2011 filed May 9, 2011).  By making these forward-looking statements, the Company undertakes no obligation to update these statements for revision or changes after the date of this release.

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For further information, please contact:

Reggie Larsen
Director of Investor Relations
U.S. Energy Corp.
1-800-776-9271
reggie@usnrg.com